AMENDING AGREEMENT

This AMENDING AGREEMENT made as of the 1st day of April, 2007, to the Funding, Production and Distribution Agreement made as of the 2nd day of November, 2006 (the “Original Agreement”),

BETWEEN:

PACIFIC GOLD ENTERTAINMENT INC., a British Columbia company with a business office at #7 – 534 Cambie Street, Vancouver, British Columbia, V6B 2N7

(“PGE Inc.”)

AND:

RTG PRODUCTIONS, a limited liability company with a business office at 526 Kingwood Drive, Suite 330, Kingwood, Texas, 77339

(“RTG”)

WITNESSES THAT WHEREAS:

A.	By the Original Agreement made between Pathway Films Inc. and RTG, Pathway Films Inc. engaged the services of RTG to render services as a producer on the screenplay “Blood”;

B.
By an assignment agreement made among Pathway Films Inc., PGE Inc. and RTG dated February 1, 2007, Pathway Films Inc. assigned all of its interest in the Original Agreement to PGE Inc. and RTG has consented to the assignment;

C.	The parties wish to amend the Original Agreement pursuant to the terms and conditions of this agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, the covenants, agreements and warranties hereinafter set forth, it is hereby agreed as follows:

1.	The Original Agreement is hereby amended by deleting the “Producer Fees” clause in its entirety and replacing it with the following:

“Producer Fees:

Producers from RTG Productions will be paid $35,000 from the Producer budget.

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All Producer and Director fees will be drawn down in the following manner:

$10,000: producers fee cash flowed from prep through principal, 20% in prep, 60% in principal, 20% upon completion; $15,000. Deferred. Upon final delivery (of film):

In addition to the producer fees payable, RTG will receive a number of restricted common shares in the capital of PGE Inc. equal to US$10,000 at US$0.25 per share for a total of 40,000 restricted common shares.”

2.	RTG confirms that it has received the 40,000 restricted common shares from PGE Inc.

3.	The Original Agreement will be read and construed together with this Agreement, and the Original Agreement will remain in full force and effect.

4.	In the event of any inconsistencies between this agreement and the Original Agreement, this Agreement will govern.

5.
All terms, conditions, covenants, agreements, benefits and obligations contained in the Original Agreement, as amended hereby, will be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF this Amending Agreement has been executed the day and year first above written.

The Corporate Seal of                                                                                               )
Pacific Gold Entertainment Inc.                                                                     )
was hereunto affixed in the presence of:                                                                )
                                      )
Per:           /s/ Authorized Signatory                                                                        )                                           (SEAL)
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                                      )
Authorized Signatory                                                                                               )

The Corporate Seal of                                                                                               )
RTG Productions                                                                                                   )
was hereunto affixed in the presence of:                                                                )
                                      )
Per:           /s/ Authorized Signatory                                                                        )                                           (SEAL)
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                                      )
Authorized Signatory                                                                                               )

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